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                                                                     EXHIBIT 4.3

                            NON-PLAN OPTION AGREEMENT


        AGREEMENT, made as of the 3rd day of September, 1997 between INTERSYSTEMS, INC. a Delaware corporation ("Company"), and ____ ("Grantee").

                WHEREAS, the Board of Directors of the Company (the "Company") authorized the grant to the Grantee of an option to purchase an aggregate of ____,000 authorized but unissued shares of Common Stock of the Company, $.01 par value (the "Common Stock"), on the terms and conditions set forth in this Agreement as set forth below; and

        WHEREAS, the Grantee desires to acquire said option on the terms and conditions set forth in this Agreement;

                IT IS AGREED:

                1. The Company hereby grants to the Grantee the right and option to purchase all or any part of an aggregate of ,000 shares of Common Stock on the terms and conditions set forth herein (the "Option"). Said Option is a non-qualified stock option not intended to qualify under any section of the Internal Revenue Code of 1986, as amended.

                2. The purchase price of each share of Common Stock subject to the Option ("Option Shares") shall be $____ per share.

                3. (a) No Option shall be exercisable after five years from the date of grant. The Option shall become exercisable as follows: (i) the Option is immediately exercisable to the extent of ____ shares; (ii) the Option shall become exercisable to the extent of an additional ____ shares on September 3, 1998; and (iii) the Option shall become exercisable to the extent of an additional ____ shares on September 3, 1999.

                   (b) The death or disability of the Grantee shall not affect the Grantee's rights under this Agreement.

                   (c) The Option shall not be assignable or transferable except in the event of the death of the Grantee, by will or by the laws of descent and distribution. No transfer of the Option by the Grantee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option. Nothwithstanding the foregoing, the Grantee may transfer this Option to a joint tenancy of which Grantee is a joint tenant together with Grantee's spouse, children, grandchildren, or great grandchildren.


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        4. The Grantee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

        5. In the event of a reorganization, recapitalization, reclassification, stock split or exchange, stock dividend, combination of shares, or any other similar change in Common Stock of the Company, the Board of Directors of the Company may, in its sole discretion, make such equitable, proportionate adjustment, if any, as it deems appropriate in the number and kind of shares covered by this Option and in the option price hereunder, in order to preserve the Grantee's proportionate interest in the Company and to maintain the aggregate option price; provided, however, that upon the dissolution or liquidation of the Company, or upon any merger, consolidation or other form of reorganization in which the Company is not the surviving entity, or upon the sale of all or substantially all of the Company's assets, the Option may be terminated by the Company or its successor or be of no further effect provided that (a) the Company shall have given notice of such intended termination to the Grantee at least thirty (30) days prior to the date fixed as a record date for the determination of the stockholders of the Company entitled to participate in the dividends or other distributions with respect to the Common Stock, or the exchange or conversion of shares of Common Stock, as the case may be, associated with any such dissolution, liquidation, merger, consolidation, reorganization or sale of all or substantially all of the Company's assets, and (b) the date selected by the Company as the termination date shall not be prior to such record date.

        6. The Company hereby represents and warrants to the Grantee that the Option Shares, when issued and delivered by the Company to the Grantee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and nonassessable.

        7. The Grantee hereby represents and warrants to the Company that he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view to the distribution thereof.

        8. Anything in this Agreement to the contrary notwithstanding, the Grantee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the Act, or in the event that they are not so registered, unless (a) an exemption from the Securities Act of 1933, as amended, (the "Act"), is available thereunder, and (b) the Grantee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

        9. The Grantee hereby acknowledges that:

                (a) If he exercised the Option, he must bear the economic risk of the investment in the Option Shares for an indefinite period of time because the Option Shares will not have been registered under the Act and cannot be sold by him unless they are registered under the Act or an exemption therefrom is available thereunder.


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                (b) In his position as a director of the Company, he has had both the opportunity to ask questions of and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information.

                (c) The Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Act or an exemption therefrom, and the certificate evidencing the Option Shares shall be legended appropriately.

        10. Subject to the terms and conditions of the Agreement, the Option may be exercised by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Option and the number of Option Shares in respect to which it is being exercised, shall contain a representation and agreement by the person or persons so exercising the Option that the Option Shares are being purchased for investment and not with view to the distribution or resale thereof, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of the Option Shares. Payment of the purchase price shall be made in cash or by check, bank draft or money order payable to the order of the Company. The Company shall issued a certificate or certificates evidencing the Option Shares as soon as practicable after the notice and payment is received. The certificate or certificates evidencing the Option Shares shall be registered in the name of the person or persons so exercising the Option.

        11. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall either be delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below, or to such other address as either shall have specified by notice in the writing to the other, and shall be deemed duly given hereunder when so delivered or mailed, as the case may be.

        12. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

        13. This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof.


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        14. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives, any rights, remedies, obligations or liabilities.

        15. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

        IN WITNESS WHEREOF, parties hereto have signed this Agreement as of the 3rd day of September, 1997.


INTERSYSTEMS, INC.                           GRANTEE



By:
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Fred S. Zeidman
President